UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2009

STRATOS RENEWABLES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	20-1699126
State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

9440 Santa Monica Blvd., Suite 401
Beverly Hills, California	90210
Address of principal executive offices	Zip Code
(310) 402-5901
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01 Entry into a Material Definitive Agreement.

A Secured Note And Common Stock Purchase Agreement (the “Agreement”) was made on July 15, 2009, by and between Stratos Renewables Corporation, a Nevada corporation (the “Company”), I2BF Biodiesel, Ltd. (“I2BF”) and of Blue Day SC Ventures, a joint venture of BlueDay Limited, a business company existing under the laws of the British Virgin Islands and MA Green, a partnership (“Blue Day SC Ventures”) (each, an “Investor” and collectively, the “Investors”). MA Green is a pre-existing affiliate of the Company.

The Company offered to the Investors: (a) a minimum of $3,000,000 in aggregate principal of Secured Promissory Notes (“Notes”) issued for new cash investment in the Company as of the date of the Agreement (the “Initial Investment”), (b) $12,382,271 in aggregate principal amount of Notes issued concurrently with the Initial Investment in exchange for the surrender and cancellation of existing indebtedness and equity securities of the Company outstanding in favor of Investors as set forth opposite such Investors’ names on the Schedule of Investors attached to the Agreement (the “Tendered Securities”), (c) up to an additional $1,725,000 principal amount of Notes issued to I2BF in a subsequent closing, each in the allocations and amounts set forth on the Schedule of Investors and (d) as consideration for such new investment and the restructuring of the Tendered Securities, Common Stock representing an aggregate of forty five percent (45%) of the fully diluted equity of the Company and certain adjustment rights relating to such Common Stock as are set forth in the Agreement.

The principal amount of the Notes described in subsection (b) of the paragraph above is in substitution for and wholly replaces earlier notes issued to I2BF and MA Green, Inc. and, accordingly, the terms of the Notes supersede all of the Company’s prior indebtedness to those investors.

The first Closing on July 15, 2009 (the “Initial Closing”) was for the sale of Notes in the aggregate principal amount of $15,382,271 and an aggregate of 55,586,157 shares of the Common Stock of the Company, evidencing not less than 39.895% of the outstanding the Common Stock determined on a fully diluted basis, and shall be consummated simultaneously with the execution of the Agreement (the “Closing Date”).

I2BF is required to make an additional investment in Notes with an aggregate principal amount of $1,725,000 and shall be issued 10,238,381 additional shares of Common Stock, and an additional Closing shall be held with respect to such investment (the “Balance Closing”) if and as soon as practicable following the closing of the credit facility currently under negotiation between the Company and Banco Internacional del Perú S.A.A. (“Interbank”) and evidenced by that certain letter of intent dated May 29, 2009 (the “Interbank Facility”), provided that the Interbank Facility shall provide credit to the Company and its subsidiaries of not less than $15,000,000 and shall otherwise be upon terms and conditions as set forth in that certain letter of intent referenced above or upon terms and conditions substantially similar to such terms and conditions, subject to the reasonable approval of Investors, it being agreed and acknowledged that the “Interbank Facility” may be consummated with another lender substituted for Interbank, subject to such requirements regarding the substantive terms and conditions.  The obligation (but not the right) of I2BF to participate in the Balance Closing shall cease in the event that the Interbank Facility is not closed by October 15, 2009.  An additional Note shall be issued to I2BF and certificate(s) evidencing the additional shares of Common Stock issuable to I2BF and Blue Day SC Ventures shall be issued with respect to the Securities purchased and issued at the Balance Closing.  The respective ownership of I2BF and Blue Day SC Ventures following the Balance Closing shall be 25% and 20% respectively, each in the fully diluted ownership of the Company.

The Agreement contains certain other covenants and agreements including requirements concerning use of proceeds in part with respect to construction and development of business activities for the Company’s industrial plot and sugarcane crushing assets in Chepen, Peru (the “Chepen Project”).  The entity directly owning and operating the Chepen Project is referred to as the “Chepen Operating Company.”

Proceeds from the financing also were directed to the repayment of $2,000,000 in principal owed by the Company to Whitebox Capital Partners, L.P. (“Whitebox”).  Effective as of the closing of the financing, all of the Company’s obligations to Whitebox were finally and effectively satisfied and extinguished, including warrants formerly held by Whitebox.

The Agreement also provides that for a period of five (5) years from and after the date that all Obligations (as defined in the Notes) with respect to the Notes are satisfied (the “Cash Flow Payment Term”), Blue Day SC Ventures or its designee shall be entitled to receive payments (the “Participation Payments”) from the Chepen Operating Company equal to fifteen percent (15%) of the Excess Cash Flow (as defined in the Agreement) of the Chepen Operating Company.  Such payments from Excess Cash Flow shall be made quarterly in arrears no later than ten (10) days after the end of each quarter.  In the event that there has not been a Change of Control (as defined in the Agreement) of the Company or the Chepen Operating Company during the Cash Flow Payment Term, then Blue Day SC Ventures’ right to receive Participation Payments automatically shall be extended for one additional year.  In the event that there is a Change of Control of the Company or the Chepen Operating Company during the initial Cash Flow Payment Term, Blue Day SC Ventures will be entitled to receive a one time payment in the amount equal to fifteen percent (15%) of eighty percent (80%) of the projected Excess Cash Flow from the Chepen Project for the remaining portion of the Cash Flow Payment Term.

The Agreement provides for the issuance of additional Shares in the event that third party investors in the Additional Chepen Financing receive, individually or in the aggregate and in one or a series of transactions, an equity position or equity participation in the Chepen Operating Company of greater than twenty (20%) on a fully diluted basis

The Agreement provides for certain Piggyback Registration Rights and Antidilution protection.

The Company simultaneously entered into a Security Agreement creating first priority security interests in favor of Investors over all of the assets of the Company and its Subsidiaries; provided, however that the Investors agreed to subordinate their security interests to Interbank if and when the Interbank Facility closes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Agreement, the Company signed two Secured Promissory Notes (“Notes”):

•	to Blue Day in the principal amount of Eight Million Six Hundred Fifty Nine Thousand Seven Hundred Nineteen Dollars (US$8,659,719)
•	to I2BF in the principal amount of Six Million Seven Hundred Twenty Two Thousand Five Hundred Fifty One Dollars (US$6,722,551)

The Notes bear interest at fifteen percent (15%) per annum.

Of the principal amount of the Notes, $12,382,271 was issued in substitution for and wholly replacing earlier notes issued to I2BF and MA Green, Inc. and, accordingly, the terms of the Notes supersede all of the Company’s prior indebtedness to those investors.

All unpaid principal, together with any then unpaid and accrued interest and other amounts payable under the Notes, are be due and payable on the earliest to occur (the “Maturity Date”) of (i) December 31, 2012, (ii) a Change of Controlor (iii) when, upon or after the occurrence of an Event of Default (as defined in the Notes).

The Notes may be prepaid by the Company, but, except with respect to prepayments described in Section 4 of the Notes, prepayment may be made only with the consent of the Holder.  Any prepayment of amounts outstanding under the Notes shall be made in connection with a prepayment with respect to all Notes issued pursuant to the Agreement, allocated pro rata among such Notes based on the principal and interest outstanding with respect thereto.

Under Section 4 of the Notes, from and after March 15, 2011, the Company shall direct a percentage of the Excess Cash Flow from the operation of the Chepen Project to the prepayment of the Notes in accordance with its terms.  Prepayments of the Notes from Excess Cash Flow shall be made in amounts and upon terms described in the Agreement.

The Notes provide for certain Events of Default including a failure to close the Interbank Facility or failure to secure at least $8,000,000 in new outside financing for the Chepen Project by the close of business on October 15, 2009, if such failure shall continue for thirty (30) days after written notice by all holders of Notes issued under the Agreement.

The Note provides for various remedies upon the occurrence of an Event of Default, including acceleration.

The Notes provide that from and after March 15, 2011, the Company shall direct ninety percent (90%) of the monthly Excess Cash Flow of the Chepen Operating Company to the prepayment of the Notes pro rata in accordance with their terms.  Prepayments of the Notes from Excess Cash Flow shall be made quarterly in arrears no later than ten (10) days after the end of each quarter.

The Agreement and the Notes and related documents and agreements are filed as exhibits to this report and should be referred to in their entirety for a complete description thereof.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Items 1.01 and 2.03 of this Report, which is incorporated by reference in this Item 3.02.

We relied upon Section 4(2) of the Securities Act of 1933, as amended, for the above issuances of securities.

We believed that Section 4(2) of the Securities Act was available because:

·	The issuance did not involve underwriters, underwriting discounts or commissions.

·	Restrictive legends were placed on the securities issued as described above.

·	The issuance did not involve general solicitation or advertising.

·	The issuance was made solely to Accredited Investors (as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended).

Item 3.03. Material Modification to Rights of Security Holders.

On July 25, 2009, in connection with the Agreement, the Company filed an Amended and Restated Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock of Stratos Renewables Corporation.  The effect of this Certificate of Amendment was  to remove certain protective voting provisions existing in favor of the Series A Preferred Stockholders which would give the Series A Preferred Stockholders control over certain strategic transactions and to lower the price at which antidilution adjustments would apply to the Series A Preferred Stock so that the Series A antidilution adjustments become aligned with those provided in the Agreement.

The Amended and Restated Certificate contains other provisions, is filed as an exhibit to this report and should be referred to in its entirety for a complete description thereof.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See disclosure under Item 3.03 of this Report, which is incorporated by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Blue Day Note
10.2	I2BF Note
10.3	Secured Note and Common Stock Purchase Agreement
10.4	Security Agreement
10.5	Certificate of Amendment of the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATOS RENEWABLES CORPORATION

Date: July 19, 2009	/s/ THOMAS SNYDER
Thomas Snyder
Chief Executive Officer